Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY ANNOUNCES SALE OF EQUATORIAL GUINEA PRODUCTION ASSETS TO PANORO ENERGY FOR UP TO $219.5 MILLION

Optimizes portfolio, high grades capital allocation, lowers costs and enhances liquidity

Dallas – February 24th, 2026 – Kosmos Energy (NYSE/LSE: KOS) (“Kosmos” or the “Company”) has entered into an agreement to sell its 40.375% non-operating working interest in the Ceiba Field and Okume Complex production assets offshore Equatorial Guinea to Panoro Energy (“Panoro”) for $180 million, plus future contingent payments of up to $39.5 million.

Under the terms of the agreement, Panoro will acquire the Kosmos subsidiary that owns an interest in Block G where the Ceiba and Okume production assets are located (the “Assets”). The consideration consists of an upfront cash payment of $180 million, subject to certain adjustments, plus contingent payments of $12.5 million linked to production performance at the Ceiba field and $9 million payable in each of 2027, 2028 and 2029, which are subject to certain oil price and production thresholds.

The transaction enhances liquidity from monetizing non-core assets and accelerates debt reduction. Proceeds will be used to reduce borrowings outstanding under the reserves-based lending (RBL) credit facility.

The transaction has an effective date of January 1, 2025, and is expected to close mid-year 2026, The transaction has received approval from the Government of Equatorial Guinea, and completion only remains subject to CEMAC customary approval. Over the two-year period post completion of the transaction, Kosmos expects to realize approximately $100 million in total savings across capital expenditures and general and administrative expenses.

Andrew G. Inglis, Kosmos Energy’s chairman and chief executive officer said: “This transaction reflects our continued focus on capital discipline and balance sheet resilience. The high-grading of the portfolio by accelerating the monetization of later-life, non-operated production assets enables Kosmos to focus our capital and expertise on our world-class assets where we can add the most value for our stakeholders over the long-term. The proceeds from the transaction enhance liquidity and accelerate debt reduction, while the contingent payments ensure we retain exposure to future upside.”

About Kosmos Energy

Kosmos Energy is a leading deepwater exploration and production company focused on meeting the world’s growing demand for energy. We have diversified oil and gas production from assets offshore Ghana, Equatorial Guinea, Mauritania, Senegal and the Gulf of America. Additionally, in the proven basins where we operate, we are advancing high-quality development opportunities, which have come from our exploration success. Kosmos is listed on the NYSE and LSE and is traded under the ticker symbol KOS. As an ethical and transparent company, Kosmos is committed to doing things the right way. The Company’s Business Principles articulate our commitment to transparency, ethics, human rights, safety and the environment. Read more about this commitment in the Kosmos Sustainability Report. For additional information, visit www.kosmosenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings. Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Relations
Jamie Buckland
 +44 (0) 203 954 2831
jbuckland@kosmosenergy.com

Media Relations
Thomas Golembeski
 +1-214-445-9674
tgolembeski@kosmosenergy.com